                            ARTICLES OF INCORPORATION
                                       OF
                        GASEL TRANSPORTATION LINES, INC.

          The undersigned, desiring to form a corporation for profit under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

          FIRST; The name of said corporation shall be GASEL TRANSPORTATION LINES, INC.

          SECOND:   The place in Ohio where its principal office is to be
 located is Marietta, Washington County.

          THIRD:  The purposes for which it is formed are:

          To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

          FOURTH: The number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750) shares, all of which shall be common shares without par value.

          FIFTH: The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of January, 1988.





                                                GASEL TRANSPORTATION LINES. INC.




                                                /s/ M. J. POST
                                               -------------------------------

                          CERTIFICATE OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                       OF GASEL TRANSPORTATION LINES, INC

         Michael J. Post, President of Gasel Transportation Lines, Inc., an Ohio corporation with its principal office located in Washington County, Ohio, does hereby certify that a meeting of the shareholders was duly called for the purpose of adopting these Amended Articles of Incorporation and held on October 14, 1994, at which meeting a quorum of shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the Corporation, the following amendment was adopted to supersede and to take the place of the existing Article Fourth to the Articles of Incorporation:

         "FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is 250,000 common shares without par value.

         No holder of stock in this corporation shall be entitled as of right to subscribe for any part of any stock of the corporation to be issued under the authorization contained in these Articles of Incorporation or by reason of any increase of authorized capital stock of the corporation. It shall be optional with the Board of Directors as to how and to whom any such shares shall be sold."

         IN WITNESS WHEREOF, the above-named officer, acting for and on behalf of the Corporation, has subscribed his name this 14 day of October, 1994.

                                        Gasel Transportation Lines, Inc.


                                        By  /s/ Michael J Post
                                            ---------------------------
                                             Michael J Post, President

                                        By  /s/ John Jackson
                                            ---------------------------
                                             John Jackson, Secretary

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                       OF GASEL TRANSPORTATION LINES, INC

         Michael J. Post, President, and John Jackson, Secretary of Gasel Transportation Lines, Inc., an Ohio corporation with its principal office located in Washington County, Ohio, does hereby certify that a meeting of the shareholders was duly called for the purpose of adopting these Amended Articles of Incorporation and held on April 30, 1996, at which meeting a quorum of shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power present at the meeting, the following amendment was adopted to supersede and to take the place of the existing Article Fourth to the Articles of Incorporation:

         "FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is 500,000 common shares without par value.

         No holder of stock in this corporation shall be entitled as of right to subscribe for any part of any stock of the corporation to be issued under the authorization contained in these Articles of Incorporation or by reason of any increase of authorized capital stock of the corporation. It shall be optional with the Board of Directors as to how and to whom any such shares shall be sold."

         IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, has subscribed his name this 2nd day of May 1996.

                                          Gasel Transportation Lines, Inc.


                                          Michael J. Post, President


                                          John Jackson, Secretary

/s/ Michael J. Post

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                       OF GASEL TRANSPORTATION LINES. INC

         Michael J. Post, President, and John Jackson, Secretary of Gasel Transportation Lines, Inc., an Ohio corporation with its principal office located in Washington County, Ohio, does hereby certify that a meeting of the shareholders was duly called for the purpose of adopting these Amended Articles of Incorporation and held on May 22,1997, at which meeting a quorum of shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power present at the meeting, the following amendment was adopted to supersede and to take the place of the existing Article Fourth to the Articles of Incorporation:

         "FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is 1,500,000 common shares, without par value.

         No holder of stock in this corporation shall be entitled as of right to subscribe for any part of any stock of the corporation to be issued under the authorization contained in these Articles of Incorporation or by reason of any increase of authorized capital stock of the corporation. It shall be optional with the Board of Directors as to how and to whom any such shares shall be sold."

         IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 22nd day of May, 1997.

                                     Gasel Transportation Lines, Inc.







                                                 By /s/ Michael J. Post
                                                    -------------------
                                                 Michael J. Post, President

                                                 By /s/ John Jackson
                                                    -------------------
                                                 John Jackson, Secretary

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                       OF GASEL TRANSPORTATION LINES, INC

         Michael J. Post, President, and Allan M. Blue, Assistant Secretary of Gasel Transportation Lines, Inc., an Ohio corporation with its principal office located in Washington County, Ohio, does hereby certify that a meeting of the shareholders was duly called for the purpose of adopting these Amended Articles of Incorporation and held on July 19,1999, at which meeting a quorum of shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power present at the meeting, the following amendment was adopted to supersede and to take the place of the existing Article Fourth to the Articles of Incorporation:

         "FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is 3,000,000 common shares, without par value.

         No holder of stock in this corporation shall be entitled as of right to subscribe for any part of any stock of the corporation to be issued under the authorization contained in these Articles of Incorporation or by reason of any increase of authorized capital stock of the corporation. It shall be optional with the Board of Directors as to how and to whom any such shares shall be sold."

         IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 26th day of November, 1999.

                                             Gasel Transportation Lines, Inc.

/s/ Michael J. Post
-------------------








                                               Michael J. Post. President




                                             /s/ Allan M. Blue
                                             -----------------
                                             Allan M. Blue, Assistant Secretary